UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2005 (July 1, 2005)

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 West Loop South, Suite 1500
Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

(713) 623-0790

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On July 1, 2005, the Board of Directors of Cornell Companies, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Rights Plan dated as of May 1, 1998 between the Company and Computershare Trust Company, Inc., as Rights Agent (the “Rights Plan”), to change the Final Expiration Date (as defined) of the Rights Plan from May 1, 2008, to July 8, 2005, effectively terminating the Rights Plan as of July 8, 2005.

Item 3.03.              Material Modification to Rights of Security Holders.

As described above under Item 1.01, on July 1, 2005, Board of Directors of the Company approved the Amendment to change the Final Expiration Date of the Rights Plan from May 1, 2008, to July 8, 2005, effectively terminating the Rights Plan as of July 8, 2005.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 1, 2005, the Board of Directors of the Company appointed James E. Hyman to serve as a director and appointed Mr. Hyman Chairman of the Board of Directors.  Mr. Hyman continues to serve as the Company’s Chief Executive Officer pursuant to his employment agreement (filed as Exhibit 10.1 to the Company’s Form 8-K filed March 15, 2005).

Item 5.03.              Amendment to Articles of Incorporation or By-Laws;  Change in Fiscal Year.

As a consequence of the acceleration of the Final Expiration Date of the Rights Plan as described above under Items 1.01 and 3.03, on July 5, 2005, the Company filed a Certificate of Elimination with the Secretary of State of the State of Delaware effecting the elimination of the Certificate of Designations with respect to the Company’s Preferred Stock Purchase Rights.

Item 8.01               Other Events.

On July 1, 2005, the Board of Directors appointed Thomas R. Hudson, Jr. to serve as the lead director of the Board of Directors.

Item 9.01               Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
4.1	Amendment No. 1 to Rights Agreement, dated as of July 1, 2005, between the Company and Computershare Trust Company, Inc.
4.2	Certification of Elimination with respect to Preferred Stock Purchase Rights
99.1	Press release dated July 5, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: July 6, 2005

	By:	/s/ James E. Hyman

James E. Hyman

Chief Executive Officer